Exhibit 99.1

KRATON CORPORATION TO SELL CARIFLEXTM BUSINESS UNIT TO DAELIM INDUSTRIAL

HOUSTON, October 30, 2019 /PR Newswire/ — Kraton Corporation (NYSE: KRA) (“Kraton” or the “Company”) today announced that it has agreed to sell its CariflexTM business unit (“Cariflex”) to Daelim Industrial Co., Ltd (“Daelim”) for a purchase price of $530 million. The transaction is expected to close in the first quarter of 2020, subject to customary regulatory approvals and other closing conditions as set forth in the purchase and sale agreement. Cariflex contributed $50.5 million of pro forma Adjusted EBITDA for the fiscal year ended December 31, 2018.

“Cariflex is an attractive business with a robust growth profile and pro forma Adjusted EBITDA margins in excess of 30%. We undertook the strategic review of the Cariflex business to explore the possibility of unlocking value for the benefit of our shareholders, as we felt the intrinsic value of the Cariflex business was not appropriately reflected in Kraton’s overall valuation,” said Kevin M. Fogarty, Kraton’s President and Chief Executive Officer. “We are excited to have found a strong strategic home for Cariflex in Daelim, a leading petrochemical and engineering & construction company based in Korea. The acquisition of Cariflex will provide Daelim with an excellent opportunity to strengthen its polymer presence globally. We believe that this transaction delivers significant value to Kraton shareholders. Moreover, we intend that sales proceeds will allow us to significantly strengthen our balance sheet and improve our leverage profile, positioning us for future growth in our core polymer and chemical businesses,” Fogarty said.

“I am grateful to the employees of Cariflex for their commitment in creating and growing the Cariflex business, and for their innovation efforts in developing and implementing the transformational direct-connect process technology in Paulinia, Brazil. We look forward to their continued success with Daelim as an owner focused on continued investment in the Cariflex franchise,” Fogarty added.

“Cariflex is a global leader in isoprene rubber latex and this combination will allow us to provide our customers with a wider range of innovative products while adding the ability to serve the medical and other high-end markets,” said Sangwoo Kim, Vice Chairman and Chief Executive Officer of Daelim. “We are delighted to welcome Cariflex employees to the team and will work together for a seamless transition and integration of the business. By supporting the combined capabilities, talent, and resources with continued investment to expand the business globally, we will further enhance value for our shareholders.”

J.P. Morgan Securities LLC acted as exclusive financial advisor to Kraton and Baker McKenzie served as legal advisor. UBS Securities LLC acted as exclusive financial advisor to Daelim and Paul Hastings LLP acted as legal advisor.

ABOUT KRATON

Kraton Corporation (NYSE: “KRA”) is a leading global specialty chemicals company that manufactures styrenic block copolymers, specialty polymers and high-value performance products primarily derived from pine wood pulping co-products. Kraton’s polymers are used in a wide range of applications, including adhesives, coatings, consumer and personal care products, sealants and lubricants, and medical, packaging, automotive, paving and roofing products. As the largest global provider in the pine chemicals industry, the company’s pine-based specialty products are sold into adhesives and tire markets, and it produces and sells a broad range of performance chemicals into markets that include fuel additives, oilfield chemicals, coatings, roads, metalworking fluids and lubricants, inks and mining. Kraton offers its products to a diverse customer base in numerous countries worldwide. Kraton, the Kraton logo and design, and Cariflex are all trademarks of Kraton Polymers LLC or its affiliates.

ABOUT DAELIM INDUSTRIAL

Daelim Industrial Co., Ltd. (KSE: 000210) is the flagship company of Daelim Group, one of Korea’s top conglomerates, with more than 80 years of business history. Daelim Industrial is mainly engaged in petrochemical and engineering & construction businesses with $9.8 billion in sales as of 2018 fiscal year and is continuing on its path to become a leading global developer. Daelim Industrial’s Petrochemical Division has maintained its market leadership through its proprietary technology. Daelim Industrial’s cutting-edge technological advancements has enabled it to sustain its global leadership position in the Polyisobutylene market worldwide, having commercialized metallocene polyethylene for the first time in Korea and developing BOCD (Broad Orthogonal Co-Monomer Distribution) polyethylene and EPO (Ethylene-Propylene Oligomer) for only the second time worldwide.

FORWARD LOOKING STATEMENTS

Some of the statements and information in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This press release includes forward-looking statements that reflect the Company’s beliefs, expectations and current views with respect to, among other things, its financial condition, financial performance and other future events or circumstances. Forward-looking statements are often identified by words such as “outlook,” “believes,” “target,” “estimates,” “expects,” “projects,” “may,” “intends,” “plans,” “on track,” “anticipate,” the negative of such words or similar terminology, and include, but are not limited to, Kraton’s expectations with respect to the benefits resulting from the sale of the Cariflex business, the use of proceeds resulting from of the sale of the Cariflex business, the timing for completion of the sale of the Cariflex business, and Kraton’s expectations regarding its ability to drive future growth and create value for all its stakeholders.

All forward-looking statements in this press release are made based on management’s current expectations and assumptions, which are subject to known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in forward-looking statements. These risks and uncertainties are more fully described in the Company’s latest Annual Report on Form 10-K, including but not limited to “Part I, Item 1A. Risk Factors” and “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” therein, and in the Company’s other filings with the Securities and Exchange Commission (the “SEC”), and include, but are not limited to, risks related to: not completing, or not completely realizing the anticipated benefits from, the sale of the Cariflex business; receipt and timing of necessary regulatory approvals; Kraton’s reliance on third parties for the provision of significant operating and other services; conditions in, and risk associated with operating in, the global economy and capital markets; fluctuations in raw material costs; natural disasters and weather conditions; limitations in the availability of raw materials; and other factors of which Kraton is currently unaware, deems immaterial or are outside Kraton’s control. In addition, to the extent any inconsistency or conflict exists between the information included in this press release and the information included in our prior releases, reports or other filings with the SEC, the information contained in this press release updates and supersede such information. The Company believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and the Company assumes no obligation to update such information in light of new information or future events.

NON-GAAP INFORMATION

This press release also contains information regarding EBITDA, and pro forma Adjusted EBITDA associated with the Cariflex business, which are non-GAAP financial measures made available as a supplement, and not an alternative, to the results provided in accordance with generally accepted accounting principles in the United States of America (“GAAP”). For our Cariflex business, EBITDA represents net income before interest, taxes, depreciation, and amortization. We prepared pro forma Adjusted EBITDA specifically for the transaction noted in this press release by eliminating from EBITDA the spread between FIFO and ECRC, adjusting for corporate allocations required under GAAP, one-time costs related to the direct connect line in Paulina, Brazil and other adjustments to normalize the business performance. Our presentation of pro forma Adjusted EBITDA should not be construed as an inference that the future Cariflex results will be unaffected by unusual or non-recurring items. Due to several limitations, EBITDA and pro forma Adjusted EBITDA should not be considered as a measure of discretionary cash available to invest in the growth of the Cariflex business. We use EBITDA as a non-GAAP financial measure to manage our business and performance and we view it as an important supplemental measure of our performance and believe it is frequently used by investors, securities analysts, and other interested parties in the evaluation of our performance including period-to-period comparisons and/or that of other companies in our industry. We are presenting pro forma Adjusted EBITDA as an additional tool for investors to use in evaluating the financial performance of Cariflex. These non-GAAP measures are presented for supplemental informational purposes only. These non-GAAP measures have limitations as analytical tools and should not be considered in isolation from, or as substitutes for, the analysis of other GAAP financial measures, such as net income. The non-GAAP measures we use may differ from the non-GAAP measures used by other companies. We define pro forma Adjusted EBITDA margin as pro forma Adjusted EBITDA as a percentage of revenue.

CARIFLEX BUSINESS UNIT

RECONCILIATION OF CARIFLEX NET INCOME AND OPERATING INCOME TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands)

Twelve Months Ended December 31, 2018
Net income	$32,659
Add (deduct):
Income tax expense	1,910
Other expense	638
Interest expense, net	0

Operating income	35,207
Add (deduct):
Depreciation and amortization	4,492
Other expense	(638)

EBITDA (a)	39,061
Add (deduct):
Corporate allocations (b)	8,596
Pro forma adjustments (c)	4,695
Spread between FIFO and ECRC	(1,830)

Pro forma Adjusted EBITDA	$50,522

(a)	Financial statements for the Cariflex business unit were audited to Net Income, including EBITDA. The adjustments to derive Pro forma Adjusted EBITDA have not been subjected to audit.
(b)	Corporate allocations required under U.S. GAAP for carve-out financial statement presentation but not directly attributable to the Cariflex business unit.
(c)

Pro forma adjustments include one-time costs related to the Cariflex business unit’s startup of the direct connect line in Paulinia, Brazil and adjustments to normalize the Cariflex business unit under the proposed long term supply agreement.

For further information:

Gene Shiels

Director of Investor Relations

(281) 504-4886